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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Tyco International Ltd. of our report dated October 24, 2000, except as to Note 25 which is as of December 4, 2000, relating to the financial statements and financial statement schedule, which appears in Tyco International Ltd.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers

Hamilton, Bermuda

September 10, 2001